Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Industries Announces First Quarter Fiscal 2019 Operating Results

October 12, 2018	NASDAQ: SMIT

Portland, Oregon — Schmitt Industries, Inc. (NASDAQ: SMIT) today announced its operating results for the first quarter of Fiscal 2019. Results for the three months ended August 31, 2018 reflect the Company’s on-going initiatives to focus on increasing sales in both business segments, Balancer and Measurement, and decreasing operating expenses.

Highlights of the quarter ended August 31, 2018:

•	Balancer segment sales exceeded $2 million for the sixth consecutive quarter;

•	Xact product sales and monitoring revenues, as a component of the Measurement segment, totaled $824,999 for three months ended August 31, 2018 and;

•	Operating expenses decreased $91,201 in quarter over quarter comparison.

Summary data for the three months ended August 31, 2018 and 2017:

	Three Months Ended August 31,
	2018	2017	Change ($)	Change (%)
Total net sales	$3,440,453	$3,083,648	$356,805	11.6%
Balancer segment	2,194,332	2,070,397	123,935	6.0%
Measurement segment	1,246,121	1,013,251	232,870	23.0%
Gross margin	38.9%	45.4%
Operating expenses	$1,453,600	$1,544,801	(91,201)	-5.9%
Net loss	$(211,819)	$(134,098)	(77,721)
Net loss per fully diluted share	$(0.05)	$(0.04)

“While the net loss this quarter is disappointing, we see these results are largely driven by two significant events occurring during the quarter. These include foreign currency losses in the amount of $98,872, which were driven by currency shifts of the US Dollar against the Chinese RMB during the quarter, and $162,155 in additional legal and professional expenses incurred as compared to the same quarter a year ago,” commented David W. Case, President and CEO of Schmitt Industries. “It is worth noting that even with these additional legal and professional expenses incurred during our first quarter of Fiscal 2019, we were still able to reduce overall operating expenses by $91,201. We look forward to moving beyond the 2019 Annual Meeting and refocusing our attention on the Company’s strategic initiatives,” Case added.

About Schmitt Industries

Schmitt Industries, Inc. (the Company) designs, manufactures and sells high precision test and measurement products for two main business segments: the Balancer Segment and the Measurement Segment. For the Balancer Segment, the Company designs, manufactures and sells computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry, particularly for grinding machines. The Company also provides sales and service for Europe and Asia through its wholly owned subsidiary, Schmitt Europe Limited (SEL), located in Coventry, England and through its sales representative office located in Shanghai, China. For the Measurement Segment, the Company has two core product lines: the Acuity® product line, which consists of sales of laser and white light sensor distance measurement and dimensional sizing products; and the Xact® product line, which consists of sales of remote tank monitoring products that measure the fill levels of tanks holding propane, diesel and other tank-based liquids and revenues from the related monitoring services associated with the transmission of data from the tanks to a secure web site.

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

FORWARD-LOOKING STATEMENTS

Certain statements in this release, including but not limited to remarks by David W. Case, are “forward-looking statements.” These statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, general economic conditions and global financial concerns, the volatility of the Company’s primary markets, the ability to develop new products to satisfy changes in consumer demands, the intensity of competition, increased pricing pressure from both competitors and customers, the effect on production time and overall costs of products if any of our primary suppliers are lost or if a primary supplier increases the prices of raw materials or components, the ability to ramp up manufacturing to satisfy increasing demand, maintenance of a significant investment in inventories in anticipation of future sales, existing cash levels which may not be sufficient to fund future growth, fluctuations in quarterly and annual operating results, risks associated with operating a global business including risks from international sales, reduction in demand or loss of significant customers, changes in foreign import tariffs and currency fluctuations including the United Kingdom’s likely exit from the European Union, ability to reduce operating costs if sales decline, attracting and retaining key management and qualified technical and sales personnel, impact resulting from the actions of activist shareholders, changes in effective tax rates, protection of intellectual property rights and the increased costs due to changes in securities laws and regulations.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Ann M. Ferguson, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	August 31, 2018	May 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$1,742,786	$2,053,181
Restricted cash	58,040	58,352
Accounts receivable, net	1,871,737	2,047,032
Inventories	6,134,627	5,710,888
Prepaid expenses	119,883	148,924

Total current assets	9,927,073	10,018,377

Property and equipment, net	754,989	770,915

Other assets
Intangible assets, net	470,622	496,768

TOTAL ASSETS	$11,152,684	$11,286,060

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,008,211	$1,024,256
Accrued commissions	219,005	194,797
Accrued payroll liabilities	167,050	188,568
Other accrued liabilities	364,868	358,790
Income taxes payable	4,472	3,993

Total current liabilities	1,763,606	1,770,404

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 3,994,545 shares issued and outstanding at May 31, 2018 and August 31, 2018	13,091,249	13,085,652
Accumulated other comprehensive loss	(456,663)	(536,307)
Accumulated deficit	(3,245,508)	(3,033,689)

Total stockholders’ equity	9,389,078	9,515,656

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,152,684	$11,286,060

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED AUGUST 31, 2018 AND 2017

(UNAUDITED)

	Three Months Ended August 31,
	2018	2017
Net sales	$3,440,453	$3,083,648
Cost of sales	2,100,655	1,684,129

Gross profit	1,339,798	1,399,519

Operating expenses:
General, administration and sales	1,405,363	1,468,344
Research and development	48,237	76,457

Total operating expenses	1,453,600	1,544,801

Operating loss	(113,802)	(145,282)
Other income (expense), net	(91,651)	17,543

Loss before income taxes	(205,453)	(127,739)
Provision for income taxes	6,366	6,359

Net loss	$(211,819)	$(134,098)

Net loss per common share, basic	$(0.05)	$(0.04)

Weighted average number of common shares, basic	3,994,545	2,995,910

Net loss per common share, diluted	$(0.05)	$(0.04)

Weighted average number of common shares, diluted	3,994,545	2,995,910